UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 4, 2011

ICOP DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1403152
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code: 913-338-5550
N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 4, 2011, we received a letter from Nasdaq advising us that, pursuant to Rule 5101, the Staff is exercising its discretion to apply more stringent listing standards to us and believes that the continued listing of our stock is no longer warranted.

Nasdaq advised us that the letter is in response to our form 8-K filed on December 20, 2010, in which we reported that we do not have adequate cash to meet our payroll, and that we had laid off our entire staff and suspended operations while we seek additional financing that will enable us to resume operations or until we determine that such financing is not available.

Our executive officers and key employees remain on the job on a volunteer basis to support our customers and seek financing and/or a strategic transaction. There can be no assurance such financing or transaction will be obtained, and thus no assurance as to when, or whether, we are able to resume normal operations.

Because of this, Nasdaq has advised us that the Staff has concerns about our ability to demonstrate compliance with all the requirements for continued listing on Nasdaq, as well as the status of our ongoing operations and corporate structure.

In view of this, the Staff believes we no longer have an operating business, that purchasers of our securities do not know what our operating capacity will be in the future, and that we are consequently a "public shell" which, among other things, may be subject to market abuses or other violative conduct detrimental to the interests of the investing public. For this reason, the Staff has decided, pursuant to its discretionary authority in Nasdaq Rule 5100, to apply more stringent criteria to our Nasdaq listing, and that it has determined, based upon such criteria, that continued listing of our stock on Nasdaq is inadvisable or unwarranted in its opinion.

The Staff advised us that, unless we request a hearing on its determination by 4:00pm, Eastern Time, on January 11, 2011, trading in our common stock will be suspended at the opening of business on January 13, 2011, and a Form 25-NSE will be filed with the SEC that will remove our stock from listing and registration on Nasdaq.

In addition, as we have previously reported, the Staff notified us that, based upon our September 30, 2010 Form 10-Q, we did not comply with the $2.5 million shareholders' equity requirement in Nasdaq Rule 5550(b)(1) for continued listing  on Nasdaq and were provided until January 3, 2011 to submit a plan of compliance with that requirement. As we reported, we notified Nasdaq and filed a Form 8-K on December 21, 2010, stating that we had regained compliance with that rule as the result of a litigation settlement. Nasdaq's January 4 letter advised us that our notice of compliance is currently being reviewed by Staff, but has not been reflected in any SEC filings. (This is because we are not obligated to file further financial statements until our 2010 Form 10-K.)  In addition, the letter advised that, given our history of losses and "lack of ongoing operations," we lack the ability to sustain compliance with this requirement, which Nasdaq advised is a further basis upon which to delist our stock.

Additionally, as we have previously reported, due to a vacancy on our Board of Directors, our Board currently has two independent directors and two members of our audit committee, which is noncompliant with Nasdaq Rule 5605. Although we have until our 2011 annual shareholders' meeting to regain compliance with this rule and, as previously reported, our Board has appointed a Special Committee of independent directors with authority over all expenditures and transactions of the Company, the Staff has advised us that if we appeal the Staff determination described in this report, we need to address these issues at the hearings.

If our stock is delisted by Nasdaq as stated in the staff determination letter, our stock will not be immediately eligible to trade on the OTC Bulletin Board or in the "Pink Sheets” unless a market maker applies to register and quote our stock in accordance with Exchange Act Rule 15c2-11.

    Forward-Looking Statements

    This report contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to material known and unknown risks, uncertainties and contingencies.  These forward-looking statements include information about possible or assumed financial results of our business, financial condition, liquidity, results of operations, plans and objectives, and trading in our stock.  In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate,” and “estimate,” the negative of these words or other comparable words.  These statements are only predictions and expressions of belief.  You should not place undue reliance on these forward-looking statements.  These forward-looking statements are qualified by their terms and/or important factors, many of which are outside our control, and involve a number of risks, uncertainties and contingencies that could cause actual results and events to differ materially from the statements made.  Such factors include, among other things, the risks and uncertainties described in “Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly report on Form 10-Q for the quarter ended September 30, 2010, which are on file with the U.S. Securities and Exchange Commission.  Readers are strongly encouraged to consider these factors when evaluating forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 7, 2011	ICOP DIGITAL, INC.

By: /s/ David C. Owen
Name: David C. Owen
Title: Chief Executive Officer